                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               September 2, 1996
                       ---------------------------------
                       (Date of earliest event reported)


                              UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)




DELAWARE                                                    0-10372                           23-2154902
(State or other jurisdiction                                (Commission File No.)             (IRS Employer Identification No.)
of incorporation or organization)



            118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 363-8237
                          (Issuer's telephone number)

ITEM 1.         CHANGES IN CONTROL OF REGISTRANT.

        On September 2, 1996, Registrant completed the acquisition of 100% of the issued and outstanding shares of the common stock of United Dynamatics, Inc., a Delaware corporation ("UDI"). In separate transactions, Registrant also acquired nine percent (9%) of the issued and outstanding common stock of Maxwell Dynamometer Systems, Inc., a Delaware corporation related to UDI ("Maxwell"), and approximately $1.05 million in principal amount of debt instruments issued by Maxwell. The above transactions were effective as of September 1, 1996. (The UDI common stock, the Maxwell common stock and the Maxwell debt instruments are herein collectively referred to as the "Assets").

        The Assets were acquired in exchange for a total of 6,677,031 shares of newly issued shares of Registrant's common stock, $.001 par value per share (the "Common Stock"). The number of shares issued in exchange for the Assets constituted approximately 90% of Registrant's issued and outstanding Common Stock at the time of issuance. Prior to acquisition of the Assets, Robert M. Bernstein owned 51.9% of the Registrant's issued and outstanding Common Stock.

        Immediately following acquisition, Robert M. Bernstein and Harvey Kravetz, being all of the directors and officers of Registrant before Registrant's acquisition of the Assets, resigned. The following persons were elected as directors of Registrant:

        C. EUGENE HUTCHESON, age 53, has been Chief Executive Officer and Chairman of the Board of Directors of UDI since its inception in 1995. He was a co-founder of UDI and is Chairman of the Board and President of Maxwell. Mr. Hutcheson serves as Chairman and Chief Executive Officer of Dynamatic Corporation ("Dynamatic"), a wholly-owned subsidiary of UDI, and of Capital Idea, Inc., a Colorado corporation which is the majority shareholder of Maxwell ("Capital Idea"). Previously, he was the Chairman and President of CIDCO Group, Inc., which developed and patented products for the packaging and container industry. Mr. Hutcheson is co-holder of a patent issued in September 1995 on a chassis dynamomoter.

        CHARLOTTE E. DOREMUS, age 52, Chief Administrative Officer, Secretary and Director of UDI and Kenosha Corporation, is also Secretary/Treasurer and a director of Maxwell and Capital Idea. Ms. Doremus has been an investor in start-up companies for more than ten years. Ms. Doremus has also been an Assistant to the Research Director and head of the Portfolio Review Department at Argus Research Corp. and a Registered Representative and Portfolio Analyst for Dean Witter Reynolds in New York City.

        DAVID M. BARRETT, ESQ., age 58, is a senior partner of the law firm of Barrett & Schuler, Washington, D.C. Mr. Barrett has been an instructor in law at Notre Dame Law School. He has been an Assistant United States Attorney for the District of Columbia and was recently appointed Independent Counsel for an investigation of a Member of the Cabinet of the President of the United States.


        DR. FRANK B. HOLZE, age 58, founded and manages Holze International Investment, a Monaco-based investment consulting firm. Dr. Holze was with ITT Corporation for 12 years. Subsequently, Dr. Holze was Vice President and a member of the board of management in Europe for the Thyssen-Bornemisza Group, which is based in Monaco, and was general manager of a number of the Group's companies.

        The following persons were elected as officers of Registrant:

        C. EUGENE HUTCHESON - Chairman of the Board of Directors, President and Chief Executive Officer

        TIMOTHY M. FLYNN - Vice President and Assistant Treasurer

        CHARLOTTE E. DOREMUS - Secretary and Treasurer

        The following persons are known by Registrant to be the beneficial owners of more than five percent of Registrant's Common Stock as of September 6, 1996.



                                                      Amount(1)
Name and Address                                      and Nature                   Percentage
of Beneficial Owner                                   of Ownership                 of Class
-------------------                                   ------------                 --------
Capital Idea, Inc.                                    4,603,860                       57%
118 Pickering Way, Suite 104
Exton, PA  19341

C. Eugene Hutcheson                                   4,816,360(2)                    59%
UNIDYNE Corporation
118 Pickering Way, Suite 104
Exton, PA  19341

Charlotte E. Doremus                                   4,816,360(3)                   59%
UNIDYNE Corporation
118 Pickering Way, Suite 104
Exton, PA  19341

David M. Barrett                                       964,866(4)                     12%
1000 Thomas Jefferson St., NW
Suite 305
Washington, D.C.  20007

Frank B. Holze                                         1,219,805(5)                   15%
26 BIS Boulevard
 Princess Charlotte
MC 98000 Monaco




--------------------------------

        (1)  Unless otherwise indicated, all ownership is direct.

        (2) Includes 127,885 shares which Mr. Hutcheson has the right to acquire within sixty days through the exercise of options and 4,603,860 shares owned by Capital Idea, of which Mr. Hutcheson is Chairman and Chief Executive Officer and a 50% shareholder.

        (3) Includes 187,885 shares which Ms. Doremus has the right to acquire within sixty days through the exercise of options and 4,603,860 shares owned by Capital Idea, of which Ms. Doremus is a director, Secretary and Treasurer, and a 50% shareholder.

        (4) Includes 228,692 shares which Mr. Barrett has the right to acquire within sixty days through the exercise of options.

        (5) Includes 500,000 shares owned by Darnley Holdings, Ltd., a Bahamian corporation, of which Mr. Holze is Director.

        The following is certain information regarding the Common Stock of Registrant beneficially owned by each of its directors and executive officers and all directors and executive officers as a group.


                                               Amount(1)
Name and Address                               and Nature      Percentage
of Beneficial Owner    Position                of Ownership    of Class
-------------------    --------                ------------    --------

C. Eugene Hutcheson    Chairman of the         4,816,360(2)    59%
                       Board of Directors,
                       Chief Executive
                       Officer and President

Timothy Flynn          Vice President and      3,000(3)       less than 1%
                       Assistant Treasurer

David M. Barnett       Director                964,866(4)     12%

Frank B. Holze         Director                1,219,805(5)   15%

Charlotte E. Doremus   Secretary, Treasurer    4,816,360(6)   59%
                       and a Director

----------------                               =======        ==

Directors and executive
officers as a group                            7,116,531      88%


----------------

        (1)  Unless otherwise indicated, all ownership is direct.

        (2) Includes 127,885 shares which Mr. Hutcheson has the right to acquire within sixty days through the exercise of options and 4,063,860 shares owned by Captial Idea, of which Mr. Hutcheson is Chairman and Chief Executive officer and a 50% shareholder.

        (3) Includes 1,000 shares which Mr. Flynn has the right to acquire within sixty days through the exercise of options.

        (4) Includes 228,692 shares which Mr. Flynn has the right to acquire within sixty days through the exercise of options.

        (5) Includes 500,000 shares owned by Darnley Holdings, Ltd., a Bahamian corporation, of which Mr. Holze is Director.

        (6) Includes 187,885 shares which Ms. Doremus has the right to acquire within sixty days through the exercise of options and 4,603,860 shares owned by Capital Idea, of which Ms. Doremus is a director, Secretary and Treasurer, and a 50% shareholder.

ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS.

        Registrant acquired the Assets from Capital Idea, David M. Barrett, Frank B. Holze, Gregory J. Layton and Sharon D. Long in exchange for a total of 6,677,031 shares of newly issued Common Stock of Registrant. The number of shares issued on connection with these transactions was determined through negotiation between Registrant and the former owners of the Assets. Prior to Registrant's acquisition of the Assets, there was no material relationship between Registrant or any of its affiliates, any director or officer of Registrant or any associate of any such director or officer and the persons from whom the Assets were acquired.

        UDI, through its wholly-owned subsidiary, Dynamatic, manufactures specialized electric motors and variable speed drives and controls utilizing the Eddy Current Drive operating principle to control motor speed. The variable speed drives are used in a variety of products including stamping presses, pumps and special process equipment. Dynamatic also manufactures engine dynamometers and transmission dynamometers for a variety of large industrial customers, primarily in the automotive and heavy equipment industries. UDI products are manufactured in facilities located in Kenosha, Wisconsin, consisting of approximately 261,600 square feet of manufacturing, laboratory and testing facilities and 46,100 square feet of office space located on approximately 13.3 acres of land. Maxwell, which is based in Exton, Pennsylvania, manufactures and installs customized dynamometer systems.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
         United Dynamatics, Inc.:

We have audited the accompanying consolidated balance sheet of United Dynamatics, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and the related consolidated statements of income and retained earnings and cash flows for the four month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Dynamatics, Inc. and subsidiaries as of December 31, 1995 and the results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
September 3, 1996 (except for the
matter described in note 3, as to
which the date is November 13, 1996).

                            UNITED DYNAMATICS, INC.
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

 Assets

 Current assets:
   Cash                                                                                                  $193
   Accounts receivable, less allowance for doubtful accounts of $24                                     2,488
   Inventory                                                                                            2,763
   Prepaid expenses                                                                                        33
   Deferred income taxes                                                                                  159
                                                                                                   ----------
                                                                                                        5,636
                                                                                                    ---------
 Property, plant and equipment
   Land                                                                                                   160
   Buildings                                                                                            3,687
   Machinery and equipment                                                                              5,862
                                                                                                    ---------
                                                                                                        9,709
   Accumulated depreciation                                                                             (360)
                                                                                                    ---------
                                                                                                        9,349
 Due from affiliate                                                                                        47
 Other assets                                                                                             158
                                                                                                   ----------
                                                                                                      $15,190
                                                                                                      =======

 Liabilities & stockholders' equity

 Current liabilities:
   Accounts Payable                                                                                      $500
   Current portion of long-term debt                                                                    1,543
   Short-term debt                                                                                      1,860
   Accrued compensation                                                                                   647
   Other accrued liabilities                                                                              500
   Income taxes payable                                                                                   138
                                                                                                   ----------
                                                                                                        5,188
                                                                                                    ---------

 Long-term debt                                                                                         2,399
 Note payable to EATON                                                                                  2,718
 Deferred income taxes                                                                                     61
 Pension benefit obligations                                                                            1,810
 Post retirement benefits other than pensions                                                           2,955

 Stockholders' equity:
   Common stock (1,500 shares issued and outstanding, no par value)                                         0
   Additional paid-in capital                                                                               0
   Retained earnings                                                                                       59
                                                                                                  -----------
                                                                                                           59
                                                                                                  -----------
                                                                                                      $15,190
                                                                                                      =======

          See accompanying notes to consolidated financial statements.

                            UNITED DYNAMATICS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
               FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 1995)
                              TO DECEMBER 31, 1995
                                 (IN THOUSANDS)

 Net sales                                                                                        $5,628

 Costs and expenses

 Cost of products sold                                                                             3,092
 Selling and administrative expense                                                                1,768
 Research and development expense                                                                    339
                                                                                                 -------
                                                                                                   5,199
                                                                                                  ------
 Income from operations                                                                              429

 Interest expense                                                                                    330
                                                                                                 -------

 Income before income taxes                                                                           99

 Provision for income taxes                                                                           40
                                                                                                 -------

 Net income                                                                                           59

 Retained earnings, beginning of period                                                              ---
                                                                                               ---------

 Retained earnings, end of period                                                                    $59
                                                                                                ========


          See accompanying notes to consolidated financial statements.

                            UNITED DYNAMATICS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 1995)
                              TO DECEMBER 31, 1995
                                 (IN THOUSANDS)


 Cash flows from operating activities:
   Net income                                                                                  $59
   Adjustments to reconcile net income to net cash
     flows from operating activities
     Depreciation and amortization                                                             372
     Deferred taxes                                                                           (98)
     Changes in -
       Accounts receivable, net                                                            (2,488)
       Inventories                                                                             156
       Prepaid expenses and other assets                                                     (203)
       Accounts payable                                                                        500
       Accrued compensation                                                                    463
       Accrued expenses                                                                        377
       Other liabilities                                                                       302
                                                                                        ----------

 Net cash used for operating activities                                                      (560)
                                                                                        ----------
 Cash flows for investing activities:
   Purchase of property, plant and equipment                                                  (68)

 Cash flows from financing activities:
   Net borrowings on revolving loans                                                         1,285
   Net borrowings on subordinated debenture                                                     50
   Principal payments on long-term debt                                                      (469)
   Advances to affiliates                                                                     (47)
                                                                                       -----------

 Net cash provided by financing activities                                                     819
                                                                                        ----------

 Net increase in cash                                                                          191

 Cash, beginning of period                                                                       2
                                                                                      ------------

 Cash, end of period                                                                          $193
                                                                                         =========

 Supplemental disclosures of cash flow information:

 Cash paid during the period for:

 Interest                                                                                     $101
                                                                                         =========

 Income taxes                                                                                  ---
                                                                                      ============



          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of United Dynamatics, Inc. and its subsidiaries (the "Company"). The financial statements have been prepared in accordance with generally accepted accounting principles and necessarily include amounts based on judgments and estimates made by management. Actual results could differ from those estimates.

Description of Business: The Company was established for the purpose of acquiring the operating assets of the Eddy Current Drive Division ("ECD") of EATON Corporation ("EATON"). This transaction was consummated effective September 1, 1995. Operations commenced through Dynamatic Corporation, a wholly-owned subsidiary of the Company ("Dynamatic"), effective with the acquisition. Dynamatic manufactures specialized electric motors and variable speed drives and controls utilizing the Eddy Current Drive operating principal to control motor speed. The variable speed drives are used in a variety of products including stamping presses, pumps, and special process equipment. Dynamatic also manufactures engine dynamometers and transmission dynamometers for a variety of large industrial customers, primarily in the automotive and heavy equipment industries. Dynamatic sells its products primarily to manufacturers and distributors located throughout the United States. Dynamatic also has a relatively small amount of sales to customers in Canada and other foreign countries.

On September 2, 1996, the Company and Capital Idea, Inc. ("Capital Idea"), a Colorado corporation, one of the Company's shareholders, acquired 90 percent of the outstanding common stock of Blue Jay Enterprise, Inc. ("Blue Jay"), in exchange for all of the issued and outstanding stock of the Company and certain assets of Capital Idea. Following the closing, Blue Jay changed its name to UNIDYNE Corporation ("UNIDYNE").

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following (000's):

         Raw materials and manufactured parts           $1,338
         Work in process                                 1,217
         Finished goods                                    208
                                                        ------
                                                        $2,763
                                                        ======

The value of inventory includes costs for material, labor and production overhead.

Property, Plant and Equipment: Property, plant and equipment acquired in connection with the acquisition of ECD were recorded at the fair market value as of the date of the acquisition. All property, plant and equipment acquired since the date of the acquisition are stated at cost. Depreciation and amortization are being recorded on a straight-line basis over the estimated lives of the assets which range from 4 to 25 years.

Research and Development: Research and development costs are charged to expense as incurred.

New Accounting Pronouncement: In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The Company does not anticipate that the pronouncement, which the Company intends to adopt during the first quarter of 1996, will have a material impact on its financial statements.


NOTE 2:  ACQUISITION  OF ASSETS

         The acquisition of ECD was accounted for under the purchase method of accounting. Accordingly, Dynamatic's operating results have been included with the Company's since September 1, 1995. The acquired assets and liabilities assumed in the acquisition follow (000's):


 Cash                                                                                      $2
 Inventories                                                                            2,919
 Property, plant and equipment                                                          9,642
                                                                                       ------
                                                                                       12,563

 Post retirements health benefits                                                       2,860
 Accrued pension liability                                                              1,716
 Accrued vacation liability                                                               184
 Accrued warranty liability                                                               161
 Accrued real estate taxes                                                                101
                                                                                     --------
           Net assets purchased                                                        $7,541
                                                                                       ======
 The transaction was financed as follows (000's):

 Subordinated debenture                                                                  $450
 Revolving loans                                                                          575
 Note payable to bank                                                                   1,700
 Term note to EATON                                                                     1,000
 Mortgage note payable to EATON                                                         1,211
 Note payable to EATON                                                                  2,605
                                                                                      -------
                                                                                       $7,541
                                                                                       ======

NOTE 3:  DEBT

The Company's long-term debt, as of December 31, 1995, consists of the following (000's):

         15% Subordinated Debenture                                    $ 500
         9.5% Term Note                                                1,614
         Term Note                                                       637
         Mortgage Note                                                 1,191
                                                                      ------
                                                                       3,942
         Less - Current portion                                        1,543
                                                                      ------
                                                                      $2,399
                                                                      ======


         The above table excludes the non-interest bearing note payable to EATON which is discussed below.

         In connection with the Company's financing of the purchase of ECD, the Company issued a subordinated debenture, due January 31, 1996, payable to a shareholder/director of the Company. The subordinated debenture includes certain covenants, all of which were met as of December 31, 1995. In 1996, the Company repaid this debt, together with all interest due.

         On November 22, 1995, the Company also obtained a 9.5% term loan from a bank (the "Loan"). The Loan is secured by a general business security agreement and is payable at $28,000 monthly through August 2000. Interest is also payable monthly.

         In addition, the Company obtained a term note and mortgage note which are payable to EATON. The term note was secured by inventory and was payable at $83,000 monthly. The term note is due September 1996 and interest has been imputed at 13.2%. In September 1996, the Company paid the final monthly installment on this debt. The mortgage note is secured by the Company's primary manufacturing facility and is payable at $18,000 (includes interest at 13%) monthly through September 2005.

         The Company has a line-of-credit with a bank secured by accounts receivable and all machinery and equipment. The line-of-credit has a maximum borrowing limit of $3.0 million or a percentage of eligible receivables and matures May 1, 1996. In 1996, the Company entered into a new line-of-credit agreement with a maximum borrowing limit of $3.0 million or a predetermined percentage of eligible receivables and inventory. Interest is payable monthly at the bank's reference rate plus 1% (9.5% at December 31, 1995). At December 31, 1995, the Company had borrowed the maximum available under its line-of-credit.

         The Company must maintain certain financial ratios and other requirements under the provisions of the 9.5% term note and the line-of-credit. At December 31, 1995, the Company was not in compliance with certain of these covenants. A waiver was received from the lender.

         Annual principal payments required under long-term debt obligations are as follows (000's):

                 1996                                                 $1,543
                 1997                                                    415
                 1998                                                    426
                 1999                                                    437
                 2000                                                    365
                 Thereafter                                              756
                                                                         ---
                                                                      $3,942
                                                                      ======


         In connection with the acquisition of ECD, the Company issued a $4.5 million non-interest bearing note payable to EATON. Pursuant to this note, the Company was required to pay, on an annual basis, an amount equal to 18% of Dynamatic's earnings before interest and taxes. The present value of the liability, discounted at 13%, is reflected in the financial statements at $2,718,000, at December 31, 1995.

         In November 1996, the Company and EATON amended the agreement pursuant to which the Company purchased the ECD assets from EATON (the "Amendment"). Pursuant to the Amendment, UNIDYNE has been relieved of its obligation to make payments on the $4.5 million note payable to EATON. The present value of such payments is carried on the balance sheet at $2,972,000 at September 30, 1996. In exchange, the Company will issue up to 800,000 shares of its Common Stock to EATON. The Agreement is contingent upon the refinancing of the mortgage held by EATON on the operating facilities. The transaction is expected to close on or before December 15, 1996.

         The Company's long-term debt, as reflected in the accompanying financial statements, is not materially different from the fair market value.


NOTE 4:  LEASE COMMITMENTS

The Company leases various office equipment under noncancelable operating leases. Future minimum lease payments are as follows (000's):

                 1996                                                    $190
                 1997                                                     106
                 1998                                                      94
                 1999                                                      64
                 2000                                                      50
                                                                           --
                                                                         $504
                                                                         ====

  Rental expense for the four months ended December 31, 1995 totaled $129,000.

NOTE 5:  PENSION PLANS

         The Company has non-contributory defined benefit pension plans covering the majority of employees. Plans covering salaried employees provide benefits that are based on years of service and final average compensation. Benefits for hourly employees are generally based on years of service. Company policy is to fund at least the minimum amount required by applicable regulations.

         The components of pension expense for the four months ended December 31, 1995 follows (000's):


         Service Cost                                                    $54
         Interest cost on projected benefit obligation                    39
         Actual return on assets                                           0
         Net amortization and deferral                                     0
                                                                           -
                                                                         $93
                                                                         ===


The pension liability recognized in the balance sheet at December 31, 1995 follows (000's):

                   Accumulated pension benefit obligation:

                        Vested                                                               $1,127
                        Non-vested                                                               15
                                                                                            -------
                                                                                              1,142
                   Value of future salary projections                                           668
                                                                                            -------
                   Total projected pension benefit obligation                                 1,810
                   Fair value of plan assets                                                      0
                                                                                            -------
                   Projected benefit obligation in excess of plan assets                     $1,810
                                                                                             ======


         Measurement of the projected benefit obligation was based on a discount rate of 7.0%. The expected compensation growth rate was 3.0%.


NOTE 6:  POST RETIREMENT BENEFIT PLANS OTHER THAN PENSIONS

         Generally, employees become eligible for post retirement benefits other than pensions, primarily health care and life insurance, upon retirement. These benefits are payable for life, although the Company retains the right to modify or terminate the plans providing these benefits. The plans are contributory, with retiree contributions adjusted annually and contain other cost sharing features, including deductibles and co-payments. Company policy is to pay the claims as incurred. Liabilities relating to retirees as of September 1, 1995 were retained by EATON.

Expense for post retirement benefits other than pensions for the four months ended December 31, 1995 follows (000's):

         Service Cost                                                      28
         Interest cost on accumulated benefit
          obligation                                                       67
                                                                           --
                                                                           95
                                                                           ==


The liability for post retirement benefit plans other than pensions recognized in the balance sheet at December 31, 1995, follows (000's):

 Accumulated post-retirement benefit obligation:
       Retirees                                                            $0
       Fully eligible plan participants                                 2,193
       Other active plan participants                                     762
                                                                     --------
                                                                       $2,955
                                                                       ======


         The medical trend assumption was 12.0% grading down to 4.5%. A one percentage - point increase in the assumed health care cost trend rate for each year would increase the accumulated post retirement benefit obligation as of December 31, 1995 and net post retirement health care cost for the four-month period then ended by approximately $567,000 and $20,000, respectively. The discount rate used to determine the accumulated post retirement benefit obligation at December 31, 1995 was 7.0%.


NOTE 7:  INCOME TAXES

The provision for income taxes for the four months ended December 31, 1995 consists of the following (000's):

         Current -
                 U.S. Federal                                            $96
                 State                                                    42
                                                                          --
                                                                         138

         Deferred                                                        (98)
                                                                         ----

         Total Tax Provision                                             $40
                                                                         ===

         Income tax expense differs from the amount currently payable because certain revenues and expenses are reported in the income statement in periods which differ from those in which they are subject to taxation. The principal differences in timing between the income statement and taxable income involve certain accrued expenses and reserves not currently deductible for tax purposes and different methods used in computing tax and book depreciation. Such differences are recorded as deferred income taxes in the accompanying balance sheet under the liability method.

         The components of the deferred income tax assets and liabilities, measured under SFAS No. 109 at December 31, 1995, are listed below. There is no valuation reserve for deferred tax assets.

         Net current deferred tax assets                                 $159
         Net noncurrent deferred tax liabilities                         (61)
                                                                         ----
         Net deferred tax assets                                          $98
                                                                          ===

         The effective tax rate reconciled to the statutory U.S. Federal Income Tax rate for the four month period ended December 31, 1995 follows:

         U.S. Federal statutory rate                                       34.0%
         State Income Taxes                                                 6.0
                                                                            ---
                                                                           40.0%
                                                                           =====


NOTE 8:  RELATED PARTY TRANSACTIONS

         The Company has a consulting agreement with a company affiliated with a director/shareholder. Effective January 1, 1996, the agreement has been changed to reflect fees at $100,000 per year. The amount charged to expense for the four months ended December 31, 1995 was $67,000.

         The Company is provided administrative services by a company affiliated with a director/shareholder. For the four months ended December 31, 1995, the Company recorded administrative expense of $62,000. In addition, the Company has advanced an additional $47,000 to this affiliated company.

         The Company expended $20,000 for the four months ended December 31, 1995 for legal fees to a firm having a member who is an officer/director of the Company.

         The Company paid a shareholder a fee of $125,000 for services rendered in connection with the acquisition of ECD.

         The Company believes that all related party transactions were on terms equivalent to terms which would have existed if the participants had been unrelated.

NOTE 9:  COMMITMENTS AND CONTINGENCIES

         The Company, in the normal course of business, is party to various claims with regard to its products and other matters. Management believes that the ultimate resolution of these matters will not have a material impact on the Company's financial position.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To United Dynamatics, Inc.:

We have audited the accompanying statements of revenues, expenses and changes in division equity of the Eddy Current Division for the eight and twelve month periods ending August 31, 1995 and December 31, 1994, and the related statements of cash flows for the eight and twelve month periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of the Eddy Current Division and its cash flows for the eight and twelve month periods ending August 31, 1995 and December 31, 1994 in conformity with generally accepted accounting principles.


                                                            ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
September 3, 1996

                          EDDY CURRENT DRIVES DIVISION
        STATEMENTS OF REVENUES, EXPENSES AND CHANGES IN DIVISION EQUITY
              FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995, AND THE
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                       Eight Months           Twelve Months
                                                           Ended                  Ended
                                                     August 31, 1995        December 31,1994
                                                     ---------------        ----------------
 Revenues                                                       $11,988                 $17,698
 Expenses

    Cost of products sold                                         7,764                  10,455
    Selling and administrative expense                            3,219                   3,842
    Research and development expense                                212                     658
                                                    -------------------       -----------------
                                                                 11,195                  14,955
                                                         --------------       -----------------


 Revenues in excess of  expenses                                    793                   2,743

 Net repayments of corporate advances                             (988)                 (2,456)

 Division Equity, beginning of period                           (5,150)                 (5,437)
                                                         --------------       -----------------

 Division Equity, end of period                                ($5,345)                ($5,150)
                                                         ==============       =================


                          EDDY CURRENT DRIVES DIVISION
                            STATEMENTS OF CASH FLOWS
               FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995 AND THE
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)


                                                                       Eight months                Twelve Months
                                                                          Ended                        Ended
                                                                     August 31, 1995             December 31, 1994
                                                                     ---------------             -----------------
Cash flows from operating activities:
   Revenues in excess of expenses                                                    $793                        $2,743
   Adjustments to reconcile revenues in excess of expenses
      to cash flows from operating activities:
      Depreciation and amortization                                                   457                           666
      Changes in -
        Accounts receivable, net                                                     (12)                            78
        Inventories                                                                   243                         (462)
        Prepaid expenses and other assets                                           (381)                         (300)
        Accounts payable                                                              239                          (16)
        Accrued compensation                                                        (124)                           171
        Accrued expenses                                                             (32)                          (37)
        Other liabilities                                                           (325)                         (444)
                                                                     --------------------             ----------------



Net cash provided by operating activities                                             858                         2,399
                                                                    ---------------------             -----------------

Cash flows for investing activities:
   Purchase of property, plant and equipment                                        (192)                          (60)
   Proceeds from disposition of property, plant and equipment                         240                           ---
                                                                           --------------                   -----------
   Net cash provided by (used for) investing activities                                48                          (60)
                                                                           --------------                   -----------

Cash flows from financing activities:


  Net repayments of corporate advances                                              (988)                       (2,456)

  Net inter-divisional advances                                                        63                           159
                                                                          ---------------                 -------------
Net cash used for financing activities                                              (925)                       (2,297)
                                                                             ------------             -----------------
Net increase (decrease) in cash                                                      (19)                            42

Cash, beginning of period                                                              42                             0
                                                                          ---------------               ---------------

Cash, end of period                                                                   $23                           $42
                                                                      ===================                ==============
Supplemental disclosures of cash flow information:

Cash paid during the period for:

    Interest                                                                     $   ---                         $  ---
                                                                 ========================     =========================

    Income taxes                                                                    ---                             ---
                                                                               ==========    ==========================

                          EDDY CURRENT DRIVES DIVISION
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation: The accompanying financial statements include the accounts of the Eddy Current Drives Division of EATON Corporation (the "Company"). The financial statements have been prepared in accordance with generally accepted accounting principles and necessarily include amounts based on judgments and estimates made by management.

         ECD has historically depended upon EATON for support for various services such as selling, legal, financial, human resources, insurance, risk management and communications. EATON allocated the cost for these services among its businesses based on operating revenues, payroll expense and gross property employed. The allocated cost for these services is included in selling, general and administrative expense and totaled $2,145 and $2,318 for the 8 and 12 months ended August 31, 1995 and December 31, 1994, respectively. Management believes that the method used to allocate these expenses reasonably reflects the costs of actual services provided. The accompanying statements do not include a provision for income taxes because ECD was included in the consolidated return of EATON for the periods presented.

         Description of Business: The Company manufactures specialized electric motors and variable speed drives and controls utilizing the Eddy Current Drive operating principal to control motor speed. The variable speed drives are used in a variety of products including stamping presses, pumps, and special process equipment. The Company also manufactures engine dynamometers and transmission dynamometers for a variety of large industrial customers, primarily in the automotive and heavy equipment industries. The Company sells its products primarily to manufacturers and distributors located throughout the United States and also has a relatively small amount of sales to customers in Canada and other foreign countries.

         Research and Development: Research and Development costs are charged to expense as incurred.


NOTE 2:  LEASE COMMITMENTS

         The Company leases various office equipment under non-cancelable operating leases. Rental expense for the eight months ended August 31, 1995 and the twelve months ended December 31, 1994 was $303,000 and $469,000, respectively.


NOTE 3:  PENSION PLANS

         The Company has non-contributory defined benefit plans covering the majority of employees. Plans covering salaried employees provide benefits that are based on years of service and final average compensation. Benefits for hourly employees are generally based on years of service. Company policy is to fund at least the minimum amount required by applicable regulations.

         A credit was recorded, relative to pensions, for the eight months ended August 31, 1995 and the twelve months ended December 31, 1994 of $57,000 and $96,000, respectively.


NOTE 4:  POST RETIREMENT BENEFIT PLANS OTHER THAN PENSIONS

         Generally, employees become eligible for post retirement benefits other than pensions, primarily health care and life insurance, upon retirement. These benefits are payable for life, although the Company retains the right to modify or terminate the plans providing these benefits. The plans are contributory, with retiree contributions adjusted annually and contain other cost sharing features, including deductibles and co-payments. Company policy is to pay the claims as incurred.

         The expense for post retirement benefits other than pensions for the eight months ended August 31, 1995, and for the twelve months ended December 31, 1994, was $744,000 and $1,128,000, respectively.


NOTE 5:  COMMITMENTS AND CONTINGENCIES

         The Company, in the normal course of business, is party to various claims with regards to its products and other matters. Management believes that the ultimate resolution of these matters will not have a material impact on the Company's financial position.


NOTE 6:   SUBSEQUENT EVENT

         On September 1, 1995, Dynamatic Corporation ("Dynamatic"), a wholly-owned subsidiary of United Dynamatics, Inc. ("UDI"), acquired substantially all of the operating assets of the Company for approximately $6.3 million (includes a $2.6 million note payable to EATON). In addition, Kenosha Corporation, a wholly- owned subsidiary of UDI, acquired the operating facilities of the Company for approximately $1.2 million.

                          EDDY CURRENT DRIVES DIVISION
        STATEMENTS OF REVENUES, EXPENSES AND CHANGES IN DIVISION EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)


 Revenues                                                                                      $9,406

 Expenses

      Cost of products sold                                                                     5,864
      Selling and administrative expense                                                        2,563
      Research and development expense                                                            154
                                                                                           ----------
                                                                                                8,581
                                                                                            ---------
 Revenues in excess of expenses                                                                   825

 Net borrowings of corporate advances                                                             133

 Division Equity, beginning of the period                                                     (5,150)
                                                                                            ---------

 Division Equity, end of period                                                              ($4,192)
                                                                                             ========

                          EDDY CURRENT DRIVES DIVISION
                            STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)



                Cash flows from operating activities:

                  Revenues in excess of expenses                                                      $825
                   Adjustments to reconcile revenues in excess of expenses
                      to cash flows from operating activities:
                     Depreciation and amortization                                                     343
                     Changes in -
                        Accounts receivable, net                                                     (507)
                        Inventories                                                                    112
                        Prepaid expenses and other assets                                            (320)
                        Accounts payable                                                               (2)
                        Accrued compensation                                                         (104)
                        Accrued expenses                                                                71
                        Other liabilities                                                            (242)
                                                                                        ------------------
                Net cash provided by operating activities                                              176
                                                                                         -----------------

                Cash flows for investing activities:
                  Purchase of property, plant and equipment                                           (73)

                Cash flows for financing activities:
                  Net borrowings of corporate advances                                                 133

                  Net inter-divisional advances                                                      (242)
                                                                                       -------------------

                Net cash used for financing activities                                               (109)
                                                                                       -------------------
                Net decrease in cash                                                                   (6)


                Cash, beginning of period                                                               42
                                                                                          ----------------

                Cash, end of period                                                                    $36
                                                                                          ================
                Supplemental disclosures of cash flow information:

                Cash paid during the period for:

                     Interest                                                                          $---
                                                                                        ===================

                     Income taxes                                                                       ---
                                                                                       ====================

                          EDDY CURRENT DRIVES DIVISION
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

In the opinion of the management of the Company, the accompanying Statements of Revenues, Expenses and Division Equity, and the Statements of Cash Flows, reflect all adjustments (consisting only of normally recurring accruals) which are necessary for a fair presentation of the Company's results of operation and changes in financial position for the interim period presented.

                            UNITED DYNAMATICS, INC.
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

 Assets                                                           (unaudited)
                                                                 June 30, 1996            December 31, 1995
                                                                 -------------            -----------------

                                                                            (in thousands)
 Current assets
   Cash                                                                        $207                         $193
   Accounts receivable                                                        2,412                        2,488
   Inventory                                                                  3,041                        2,763
   Prepaid expenses                                                              51                           33
   Deferred income taxes                                                        159                          159
                                                                       ------------                   ----------

                                                                              5,870                        5,636
                                                                          ---------                    ---------

 Property, plant and equipment
   Land                                                                         160                          160
   Buildings                                                                  3,687                        3,687
   Machinery and equipment                                                    5,918                        5,862
                                                                          ---------                   ----------
                                                                              9,765                        9,709
   Accumulated depreciation                                                   (908)                        (360)
                                                                         ----------                   ----------
                                                                              8,857                        9,349
 Due from affiliate                                                             335                           47
 Other assets                                                                   164                          158
                                                                         ----------                   ----------
                                                                            $15,226                      $15,190
                                                                            =======                      =======

 Liabilities & Stockholders' equity

 Current liabilities:
   Accounts payable                                                            $712                         $500
   Current portion of long-term debt                                            648                        1,543
   Short-term debt                                                            1,860                        1,860
   Accrued compensation                                                         630                          647
   Other accrued liabilities                                                    455                          500
   Income taxes payable                                                         328                          138
                                                                          ---------                   ----------
                                                                              4,633                        5,188
                                                                           --------                    ---------

 Long-term debt                                                               2,193                        2,399
 Note payable to EATON                                                        2,887                        2,718
 Deferred income taxes                                                           61                           61
 Pension benefit obligations                                                  1,885                        1,810
 Post retirement benefits other than pensions                                 3,097                        2,955

 Stockholders' equity:
   Common Stock                                                                   0                            0
   Additional paid-in capital                                                     0                            0
   Retained earnings                                                            470                           59
                                                                         ----------                  -----------
                                                                                470                           59
                                                                         ----------                  -----------
                                                                            $15,226                      $15,190
                                                                            =======                      =======


                            UNITED DYNAMATICS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

 Net sales                                                                                   $8,662

 Costs and expenses

 Cost of products sold                                                                        5,231
 Selling and administrative expense                                                           2,077
 Research and development expense                                                               230
                                                                                   ----------------
                                                                                              7,538
                                                                                    ---------------
 Income from operations                                                                       1,124

 Interest expense                                                                               439
                                                                                   ----------------

 Income before income taxes                                                                     685

 Provision for income taxes                                                                     274
                                                                                   ----------------

 Net income                                                                                     411

 Retained earnings, beginning of period                                                          59
                                                                                  -----------------

 Retained earnings, end of period                                                              $470
                                                                                  =================

                            UNITED DYNAMATICS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)



 Cash flows from operating activities:
   Net income                                                                                $411
   Adjustments to reconcile net income to net cash
     flows from operating activities
     Depreciation and amortization                                                            565
     Changes in-
       Accounts receivable, net                                                                76
       Inventories                                                                          (278)
       Prepaid expenses and other assets                                                     (41)
       Accounts payable                                                                       212
       Accrued compensation                                                                  (17)
       Accrued expenses                                                                       145
       Other liabilities                                                                      386
                                                                                 ----------------

 Net cash provided by operating activities                                                  1,459
                                                                                  ---------------
 Cash flows for investing activities:
   Purchase of property, plant and equipment                                                 (56)

 Cash flows for financing activities:
   Principal payments on long-term debt                                                   (1,101)
   Advances to affiliates                                                                   (288)
                                                                                  ---------------

 Net cash used for financing activities                                                   (1,389)
                                                                                   --------------

 Net increase in cash                                                                          14

 Cash, beginning of period                                                                    193
                                                                                   --------------

 Cash, end of period                                                                         $207
                                                                                    =============


 Supplemental disclosures of cash flow information:

 Cash paid during the six month period for:

      Interest                                                                               $152
                                                                                        =========

      Income taxes                                                                             84
                                                                                        =========

                            UNITED DYNAMATICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1: BASIS OF PRESENTATION

         In the opinion of the management of the Company, the accompanying consolidated financial statements reflect all adjustments (consisting only of normally recurring accruals) which are necessary for a fair presentation of the Company's results of operation and changes in financial position for the interim period presented. These financial statements should be read in conjunction with the Company's financial statements for the four month period ended December 31, 1995.


NOTE 2: DUE FROM AFFILIATE

         During 1996, the Company advanced Maxwell Dynamometers, Inc. ("Maxwell") an additional $288,000. The advances have been used to fund the operations of Maxwell relative to the Company's future involvement with Maxwell in the emissions testing market. The majority owner of the Company is also the majority owner of Maxwell.


NOTE 3: NEW ACCOUNTING PRONOUNCEMENT

         In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The Company adopted SFAS 121 during the first quarter of 1996, which did not have a material impact.

                            UNITED DYNAMATICS, INC.
                          PRO FORMA EARNINGS PER SHARE
                   FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
                    THE FOUR MONTHS ENDED DECEMBER 31, 1995.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Six Months Ended             Four Months Ended
                                                             June 30, 1996              December  31, 1995
                                                             -------------              ------------------
 Net Income                                                                 $411                          $59
 Primary earnings per share                                                $0.06                        $0.01

 Weighted average number of Common Stock and
 equivalents outstanding                                               7,205,298                    7,180,090

EXHIBIT NO.

10.1            First Amended Purchase and Sale Agreement, dated July
                31, 1996, among Robert M. Bernstein, Blue Jay Enterprises, Inc. and certain shareholders of UDI.*

10.2 Second Amendment to Purchase and Sale Agreement, dated September 2, 1996, among Robert M. Bernstein, Blue Jay Enterprises, Inc. and certain shareholders of UDI.*

10.3            Second Amended Purchase and Sale Agreement, dated
                September 2, 1996, among Robert M. Bernstein, Blue Jay Enterprises, Inc. and Capital Idea, Inc.*


------------
*       Filed previously.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 14, 1996                /s/ C. Eugene Hutcheson
                                      ------------------------
                                      C. Eugene Hutcheson
                                      Chairman, Chief Executive Officer
                                      and President